UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chairman of the Board

On November 12, 2015, Lonnie M. Smith notified Tandem Diabetes Care, Inc. (the “Company”) of his retirement as a director and as the Chairman of the Board, each effective on December 31, 2015. Mr. Smith has served as a director and as the Chairman of the Board since January 2013.  Mr. Smith’s decision to resign did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chairman of the Board

On November 12, 2015, Dick P. Allen was appointed as the Chairman of the Board, effective January 1, 2016. Mr. Allen has served as a director since July 2007.  Information relating to Mr. Allen, including biographical information and committee membership, is set forth in the definitive proxy statement on Schedule 14A relating to the Company’s 2015 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 9, 2015.  Mr. Allen will be compensated for serving as Chairman of the Board in a manner consistent with the Company’s existing director compensation program.

Issuance of Press Release

On November 17, 2015, the Company issued a press release announcing the aforementioned changes to the board of directors.  The press release is attached hereto as Exhibit 99.1 and is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press release of Tandem Diabetes Care, Inc. dated November 17, 2015 announcing changes to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

Date: November 17, 2015	/s/ David B. Berger
David B. Berger
General Counsel and Secretary

INDEX TO EXHIBITS

Number	Description

99.1	Press release of Tandem Diabetes Care, Inc. dated November 17, 2015 announcing changes to the board of directors.